PROMISSORY NOTE
Principal $1,070,000.00	Loan Date 10-26-2006	Maturity 10-31-2013	Loan No 0000000083	Call / Coll	Account 1050142641	Officer	Initials
References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:          AT&S Holdings, Inc.    Lender:  BANK OF THE WEST
                 American Trailer & Storage, Inc.      Kansas City BBC #21383
     3505 Manchester Trafficway      740 NW Blue Park Way
     Kansas City, MO 64129         Lee’s Summit, MO 64086

Principal Amount: $1,070,000.00                 Interest Rate: 7.300%              Date of Note: October 26, 2006

PROMISE TO PAY. AT&S Holdings, Inc.; and American Trailer & Storage, Inc. (“Borrower”) jointly and severally promise to pay BANK OF THE WEST (“Lender”), or order, in lawful money of the United States of America, the principal amount of One Million Seventy Thousand & 00/100 Dollars ($1,070,000.00), together with the interest at the rate of 7.300% per annum on the unpaid principal balance from October 26, 2006 until paid in full.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule: 83 payments of $16,377.60 each payment and an irregular last payment estimated at $16,377.62 beginning November 30, 2006, and all subsequent payments are due on the last day of each month after that. Borrower’s final payment will be due on October 31, 2013, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower or Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends in such a payment, Lender may accept it without losing any of Lender’s rights under the Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: BANK OF THE WEST, Kansas City BBC #21383, 740 NW Blue Park Way, Lee’s Summit, MO 64086.

LATE CHARGE. If a payment is 15 days late, Borrower will be charged a 5.000% of the unpaid portion of the regularly scheduled payment.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the interest rate on this Note 5.000 percentage points. The interest rate will not exceed the maximum rate permitted by applicable law.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default: Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents id false or misleading in any material respect, either now or at the time made or furnished becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of the Borrower’s property, any assignment for the benefit of the creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity of reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with the Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, liability under, any guaranty of the indebtedness evidenced by this Note. In the event of a death, Lender, at its options, may, but shall not be required to, permit the Guarantor’s estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

Changes in Ownership. Any change in ownership of twenty-five percent (25%) or more of common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or the Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself is insecure.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES: EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorney’s fees and Lender’s legal expenses whether or not there is a lawsuit, including attorney’s fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law and, to the extent not preempted by federal law, without regard to its conflict of laws provisions. This Note has been accepted by the Lender in the State of Missouri.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Jackson County, State of Missouri.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Note is secured Commercial Security Agreement dated October 1, 2003; Commercial Security Agreement dated November 12, 2003; Commercial Security Agreement dated September 18, 2003; Commercial Security Agreement dated January 30, 2004; Commercial Security Agreement dated February 9 2004; Commercial Security Agreement dated March 23, 2004; Commercial Security Agreement dated April 14, 2004; Commercial Security Agreement dated April 28, 2004; Commercial Security Agreement dated May 12, 2004; Commercial Security Agreement dated June 15, 2004; Commercial Security Agreement dated November 12, 2004 and security agreements or other collateral documents between Borrower and Lender, previously existing or hereafter executed.

SUCCESSOR INTERESTS. The term of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights under this Note without losing them. Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other tems of indebtedness, including increases or decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine (e) release substitute, agree not to sue, or deal with any one or more of the Borrower’s sureties, endorsers, or other guarantors on any other terms or any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower. Borrower and any other Borrower who signs, guarantees or endorses this Note, to the extent allowed y law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENOFRECABLE. TO PROTECT YOU (BORROWER(S) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKENOWLEDEGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

AT&S HOLDINGS, INC.

By: //s//
Richard G. Honan, Chairman of AT&S Holdings, Inc.

By: //s//
Richard G. Honan, II, Chief Financial Officer of AT&S Holdings, Inc.

AMERICAN TRAILER & STORAGE, INC.

By: //s//
Richard G. Honan, Chairman of American Trailer & Storage, Inc.

By: //s//
Richard G. Honan, II, Chief Financial Officer of American Trailer & Storage, Inc.